SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2006

Date of Report (Date of earliest event reported)

PUDA COAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China,

(Address of principal executive offices)

011-86-351-2281300

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Effective January 27, 2006, our controlled affiliate, Shanxi Puda Resources Co, Ltd., pursuant to a filing of notice with the Administration of Industry and Commerce of Shanxi Province, the People’s Republic of China (“PRC”), changed its name to Shanxi Puda Coal Group Co., Ltd.

The name change was effected to better reflect the company’s operations in the coal processing industry and to allow for increased local recognizability of its affiliated status with the publicly traded Registrant, Puda Coal, Inc.

Shanxi Puda Coal Group Co., Ltd. (“Shanxi Puda”) is a limited liability company established under the laws of the PRC and is the operating company through which the Registrant conducts its business. Shanxi Puda’s two major shareholders are Zhao Ming and Zhao Yao, who are also major shareholders and officers of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.

Date: January 31, 2006
/s/ Zhao Ming
Zhao Ming, Chairman
Chief Executive Officer and President